UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

TOLLGRADE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)

493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On March 10, 2005, Tollgrade Communications, Inc. (the “Company”) entered into an Extension and Amendment of Agreement (each, an “Amendment”) with each of Carol M. Franklin, Joseph G. O’Brien, Gregory Quiggle, Roger A. Smith and Jeffrey J. Tatusko, executives of the Company. In each case, the Amendment extended the executive’s existing Change in Control Agreement for an additional four years and amended the Change in Control Agreement to include a covenant against competition in the event certain payments would be received thereunder.

      The foregoing summary is qualified in its entirety by reference to the full terms and conditions of each Amendment, copies of which are filed as Exhibits 10.1 through 10.5, inclusive, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Carol M. Franklin.

10.2	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Joseph G. O’Brien.

10.3	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Gregory Quiggle.

10.4	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Roger A. Smith.

10.5	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Jeffrey J. Tatusko.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: March 11, 2005	By:	/s/Mark B. Peterson
Mark B. Peterson
President and CEO

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Carol M. Franklin.

10.2	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Joseph G. O’Brien.

10.3	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Gregory Quiggle.

10.4	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Roger A. Smith.

10.5	Extension and Amendment of Agreement dated March 10, 2005 between Tollgrade Communications, Inc. and Jeffrey J. Tatusko.